CARBON DEVELOPEMENT AGREEMENT

THIS AGREEMENT is dated January 14, 2011

BETWEEN:

BIO-CARBON SOLUTIONS INTERNATIONAL INC
A Nevada corporation having an address at:
123 Queen St East, suite 202
Sault Ste Marie, Ontario,
Canada P6A 2Z5

As “BCSI”

AND:

SIERRA GOLD CORPORATION
a Nevada Corporation with offices at
192 Jarvis, Suite 503, Toronto, Ontario
Canada. M5B 2J9

As “SIERRA GOLD”

WHEREAS:

BCSI  is a carbon project development  firm with exclusive know how for the quantification, management, monitoring and sale of carbon credits or environmental benefits “Carbon credits”;

AND WHEREAS

SIERRA GOLD is a resource company with rights to approximately 42,000 acres of savannahs and  forests located in Sierra Leone, Africa “The Project”.

AND WHEREAS

Carbon credits can be generated from various methodologies and generated from using a broad spectrum of technologies or methodologies that reduce the emissions of greenhouse warming gases, which include the type of activities that are pertinent to The Project;

AND WHEREAS

BSCI, as a first step, will prepare for “The Project” a Project Design Document for the purpose of registering carbon offset credits from afforestation and/or avoided deforestation under various possible carbon trading schemes;

AND WHEREAS

BCSI and SIERRA GOLD wish to enter into this Carbon Development Agreement  (the “CDA”) which grants to BCSI the exclusive rights for the development of the carbon credits derived from The Project.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein, the parties hereto (the “Parties”, or individually the “Party”) agree as follows:

PART I
AGREEMENT

2.1                      This CDA grants exclusive rights to BCSI for the development of carbon credits or carbon offsets or environmental benefits derived from the Project or other projects developed by SIERRA GOLD’s subsidiaries.
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PART 2
TERMINATION

3.1                      This CDA shall be effective upon the date hereof, and shall continue in full force and effect unless  the other Party becomes bankrupt.

3.2                      The Parties acknowledge and agree that the rights and obligations of any Party that have accrued prior to the expiration of this Agreement or which are expressed to survive such expiration  shall not be affected by the termination of this CDA.  For clarity, if a project is developed from the intellectual property of BCSI, the revenues from this project will owed after termination of this Agreement, if at all

3.3                      This CDA is for a 7 year period effective the date of execution, renewable every year.

PART 3
COMPENSATION

SIERRA GOLD shall pay BCSI 10 % of the net Cash Flow from the sale of carbon credits generated by BCSI on behalf of SIERRA GOLD.  Payment is due on December 31 of each year for the entire length of the Project or projects if others are developed.

PART 4
INTELLECTUAL PROPERTY

Except with agreed specifically in writing, BCSI Inc and SIERRA GOLD shall retain ownership and title of all their respective assets, intellectual property related to technologies, business know-how, trademarks, business contacts, access to government capital and loans for business development including future improvements and modifications.

PART 5
CONFIDENTIALITY

5.1
Each Party shall treat as confidential information this CDA, the subject matter hereof, and all other discussions, draft agreements, agreements, information, reports, data, test results, marketing, product and cost information, business opportunities, know-how, research and analyses related to the Parties’ Technologies or this CDA the “Confidential Information”).  The standard of care to be used in protecting the Confidential Information hereunder shall be the same degree of care the Parties use to protect their own confidential information, but in any event, shall not be less than a reasonable degree of care practised by diligent and prudent persons in similar circumstances.

5.2
Confidential Information shall be used by the receiving Party only for purposes of the actions specifically contemplated by this CDA and shall be promptly returned to the disclosing Party on the written request of the disclosing Party. Each Party shall restrict the disclosure of Confidential Information to those of its employees and agents who have a need to know such information relative to this CDA and shall only disclose such Confidential Information to those persons who have agreed to receive, hold and use such information subject to the terms and restrictions of this CDA.

5.3	Notwithstanding the above, this section imposes no obligation on the receiving Party with respect to information that:

(a)	is or becomes a matter of public knowledge through no fault of the receiving Party,

(b)	is rightfully received by the receiving Party from a third party without a duty of confidentiality,

(c)	is required to be disclosed by law, or

(d)	is disclosed by the receiving Party with the disclosing Party's prior written consent.

PART 6
COVENANTS, REPRESENTATIONS & WARRANTIES

6.1	Each Party represents and warrants that it has all corporate approvals and the independent right and power to enter into this CDA.

6.2
SIERRA GOLD and BCSI agree that BCSI offer no guaranty regarding the eligibilty of the project with respect to carbon credits.  BCSI will exert best efforts to secure carbon credit benefits to SIERRA GOLD.

6.3	SIERRA GOLD agrees that BCSI is a carbon development company and has carbon development agreements with other parties who may or may not compete with SIERRA GOLD.

PART 7
LIMITATION OF LIABILITY

Except with respect to obligations of confidentiality and restrictions on use set forth herein, neither Party will be liable for any indirect, special, incidental or consequential damages of any kind, including lost profits, lost revenues, lost business opportunities, failure to realize expected savings, or other commercial or economic losses of any kind arising out of, in connection with, or resulting from their performance under this Agreement, even if the other Party has been advised of the possibility of such damage.

PART 8
DISPUTE RESOLUTION

Except for applications for injunctions or restraining orders, any disputes arising out of or in connection with any binding provisions of this CDA or in respect of any defined legal relationship associated therewith or derived therefrom will be, insofar as lawfully possible, referred to and finally resolved or determined by arbitration in Ontario, Canada and each party shall be responsible for its own fees.

PART 9
NOTICES

Any notice to be given by either Party to the other under this CDA will be in writing and may be delivered personally, by facsimile or by first class prepaid mail to the following addresses:

If to BCSI:

Bio-Carbon Solutions International Inc
123 March Street, Suite 202
Sault Ste Marie, On P6A 2Z5 Canada

Attention:	Luc C Duchesne
Facsimile:	705 253 9572
Email:	ceo@bio-carb.com

If to SIERRA GOLD CORP

Sierra Gold Corp
192 Jarvis, Suite 503, Toronto, Ontario
M5B 2J9 Canada

Attention:	John Semacko
Telephone:	330 273 6181
Email:	john.semachko@sierragoldcorp.com

or to such other address as may be designated by written notice given by either Party to the other Party.

Notices delivered in person or by facsimile will be effective on the date of such delivery. Notices issued by mail will be effective on the third business day following the date that the envelope containing the notice is post-marked unless between the time of mailing and the time the notice is deemed effective there is an interruption in postal service, in which case, the notice will not be effective until actually received. In the event of a postal strike or lockout, notices or demands under this CDA must be delivered personally or by facsimile.

PART 10
GENERAL PROVISIONS

10.1	Partnership: Nothing in this CDA is intended to imply the existence of a partnership, joint venture, or agency relationship between the Parties.

10.2	Time of Essence: Time is of the essence with respect to this CDA and the performance of each obligation of each Party hereunder unless otherwise expressly stated.

10.3	Amendments: No modifications, waivers or amendments to this CDA shall be effective unless in writing and signed all Parties.

10.4	Assignment: Neither Party may assign or transfer this Agreement or any of its rights or obligations under this CDA, without the prior written consent of the other party.

10.5
Governing Law: This CDA will be governed by and interpreted exclusively in accordance with the laws of the Province of Ontario, Canada and the Parties hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario for matters which are not properly the subject of Part 9.

10.6	Costs: Each Party will be responsible for its own costs in relation to any activities covered by this CDA and the negotiation of the Commercial Agreements, unless otherwise indicated.

10.7
Further Assurances: Each Party will execute and deliver such further and other agreements, documents and instruments and do such further acts and things as are within its power and as may be necessary or desirable to fully implement and carry out the terms of this CDA that are expressed to be legally enforceable as and from the time of execution hereof.

10.8	Entire Agreement: This CDA supersedes any prior understandings, agreements or proposals (written or oral) between the Parties as to the subject matter of this CDA.

IN WITNESS WHEREOF, the Parties executed this CDA as of the date first above written.

BIO-CARBON SOLUTIONS INTERNATIONAL INC

By:	Luc C Duchesne

Signature:	/s/ Luc C Duchesne

Title:	CEO

SIERRA GOLD CORPORATION

By:	John Semachko

Signature:	/s/ John Semachko

Title:	President and CEO
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